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                                                                    Exhibit 10.6
                      SECOND AMENDMENT TO SERVICE AGREEMENT

      THIS SECOND AMENDMENT to the SERVICE AGREEMENT (the "Amendment") made as of February , 1993 by and between USAIR, INC. ("USAir") and AIR MIDWEST ("Contractor").


                                   WITNESSETH:

      WHEREAS, USAir and Contractor have entered into the SERVICE AGREEMENT, dated as October 15, 1990, as amended; and

      WHEREAS, USAir and Contractor desire to amend certain provisions of the SERVICE AGREEMENT which authorizes Contractor to operate as an USAir Express carrier; and

      NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, USAir and Contractor hereby agree as follows:

1.    Article 4 - PASSENGER FARES AND DIVISION OF REVENUES

      As of the effective date of this Amendment, the existing language in
Article 4 is deleted in its entirety and the following substituted in lieu thereof:

            "Section 4.01                       Local Fares

      Contractor shall establish (and USAir shall publish) local (selling) fares applicable to Contractors' USAir Express markets and Contractor shall be paid its local fares for passengers solely on Contractor's USAir Express flights in accordance with industry and Clearing House practices.

            Section 4.02                        All Other Fares

      USAir will establish all fares using the "US" designator except for those specifically addressed in Section 4.01.

            Section 4.03                        Division of Revenues

      (1) All fares will be divided in accordance with the straight rate/prorate formula via procedures outlined in USAir Express Revenue Accounting Instruction Manual, unless the division of such fares is otherwise mutually agreed to by USAir and Contractor. (Under the straight rate/prorate formula, each parties' portion of the actual joint (through) fare is determined by the ratio of its prorate coach (Y) fare to the sum of the individual full (prorate) coach (Y) fares for all of the flight segments involved.)"

(2)   MISCELLANEOUS

            (a) Effective Date of This Amendment. This Amendment shall be effective as of the date first written above when executed by authorized officers of each of the parties.


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            (b) Terms. Terms are used in this Amendment as they are defined in the Services Agreement.

            (c) Continued Effect. Except as amended hereby, the SERVICES AGREEMENT shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this Amendment.

            WITNESS:                       US AIR, INC.


                                            By     /S/ Keith Houk
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                                                      Keith Houk, Vice President
                                                      USAir Express Division

            WITNESS:

                                            By     /S/ A.R. Dick Paquette
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                                                       A.R. (Dick) Paquette
                                                       President and COO